UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2021

AZURRX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2021, AzurRx BioPharma, Inc. (the “Company”) entered into an underwriting agreement with H.C. Wainwright & Co., LLC (“Wainwright”) (as amended and restated, the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, the Company agreed to sell, in an upsized firm commitment offering, 9,090,910 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to Wainwright at an offering price to the public of $0.55 per share, less underwriting discounts and commissions. On July 27, 2021, pursuant to the terms of the Underwriting Agreement, Wainwright exercised its 30-day over-allotment option in full to purchase an additional 1,363,636 shares of Common Stock at the same offering price to the public, less underwriting discounts and commissions. The offering closed on July 27, 2021.

The Company received net proceeds from the sale of the Shares, including proceeds received upon exercise of the over-allotment option and after deducting underwriting discounts and commissions and other offering expenses payable by the Company, of approximately $5.1 million. The Company intends to use the net proceeds from the offering for milestone payments due under the Company’s license agreements and for other general corporate purposes, which may include product manufacturing, clinical development, acquisitions or investments in complementary businesses, products or technologies, and/or increases in working capital.

Wainwright acted as the sole book-running manager for the offering. The Company paid Wainwright an underwriting discount equal to 8.0% of the gross proceeds of the offering, and reimbursed Wainwright for a non-accountable expense allowance of $35,000, $125,000 in legal fees and $15,950 for clearing expenses. Additionally, as partial compensation for Wainwright’s services as underwriter in the offering, the Company issued to Wainwright (or its designees) warrants to purchase 731,819 shares of Common Stock equal to 7.0% of the aggregate number of shares of Common Stock sold in the offering (the “Wainwright Warrants”). The Wainwright Warrants have a term of five (5) years from the date of the Underwriting Agreement and an exercise price of $0.6875 per share (equal to 125% of the offering price per share), subject to adjustments as provided in the terms of the Wainwright Warrants. The Wainwright Warrants provide for liquidated damages and compensation for buy-ins, if the Company fails to timely deliver the underlying Common Stock within specified timeframes from exercise. The Wainwright Warrants do not provide for any Black Scholes payout in the event of a fundamental transaction relating to the Company.

The sale of the Shares and the issuance of the Wainwright Warrants (and the shares of Common Stock issuable upon exercise of the Wainwright Warrants) were made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-256476), including a prospectus contained therein dated June 2, 2021, as supplemented by a prospectus supplement, dated July 22, 2021, relating to the offering.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company and Wainwright against certain liabilities and customary contribution provisions in respect of those liabilities.

A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the Shares and the issuance of the Wainwright Warrants is attached as Exhibit 5.1 hereto.

The foregoing descriptions of the terms and conditions of the Underwriting Agreement and the form of Wainwright Warrant are qualified in their entirety by reference to the full text of the Underwriting Agreement and the form of Wainwright Warrant, copies of which are attached hereto as Exhibits 1.1 and 4.1, respectively, and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, under the Certificate of Designations of the Company’s issued and outstanding Series B Convertible Preferred Stock, each holder of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), has the right to exchange the stated value, plus accrued and unpaid dividends, of the Series B Preferred Stock on a dollar-for-dollar basis into subsequent offerings by the Company for cash of Common Stock or Common Stock equivalents. The Series B Preferred Stock exchange right was previously implicated by the Company’s registered direct offering and private placement in January 2021 (the “January 2021 Offering”).

As a result of this offering of Common Stock at $0.55 per share, an aggregate of 676.05 shares of Series B Preferred Stock that are currently outstanding are now exchangeable, at the holder’s option, into either: (i) up to an aggregate of approximately 9,929,114 shares of Common Stock at a price of $0.55 per share, with no warrants, as a result of this offering; or (ii) up to an aggregate of approximately 7,281,336 shares of Common Stock issuable upon conversion of the Company’s Series C Preferred Stock, par value $0.0001 per share, at a conversion price of $0.75 per share, together with warrants to purchase an aggregate of up to 7,281,336 shares of Common Stock at an exercise price of $0.80 per share, as a result of the January 2021 Offering.

Any shares of Common Stock issued pursuant to this exchange right are anticipated to be made pursuant to exemptions provided by Section 3(a)(9) under the Securities Act of 1933 (the “Securities Act”), or another applicable exemption therefrom, and accordingly will be freely transferable without restriction upon issuance pursuant to the exemption provided by Rule 144 under the Securities Act.

Item 8.01 Other Events.

On July 22, 2021, the Company issued press releases announcing the pricing and upsizing of the offering. On July 27, 2021, the Company issued a press release announcing the closing of the offering. Copies of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are each incorporated herein by reference.

Exhibit 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amended and Restated Underwriting Agreement, dated July 22, 2021, between AzurRx BioPharma, Inc. and H.C. Wainwright & Co., LLC

4.1	Form of Wainwright Warrant

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

99.1	Press Release dated July 22, 2021 (announcing pricing of offering)

99.2	Press Release dated July 22, 2021 (announcing upsizing of offering)

99.3	Press Release dated July 27, 2021 (announcing closing of offering)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: July 27, 2021	By:	/s/ Daniel Schneiderman
Name: Daniel Schneiderman
Title: Chief Financial Officer